CODE OF ETHICS

For Access Persons of
THE APPLETON GROUP FUND, THE APPLETON GROUP PLUS FUND,
each a series of the Trust for Professional Managers
and
THE APPLETON GROUP, LLC
Effective as of April, 2005

I.          DEFINITIONS

A.	“Act” means the Investment Company Act of 1940, as amended.

B.	“Access Person” means (i) any manager, officer or Advisory Person of the Adviser; (ii) any trustee, officer or Advisory Person of the Fund; (iii) any supervised person of the Adviser who has access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of the Fund; and (iv) any supervised person of the Adviser who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

C.	“Adviser” means the Appleton Group, LLC.

D.	“Advisory Client” means any client (including both investment companies and managed accounts) for which the Adviser (i) serves as investment adviser or subadviser, (ii) renders investment advice, or (iii) makes investment decisions.

E.	“Advisory Person” means (i) any trustee, manager, officer, or employee of the Fund or the Adviser (or of any company in a control relationship to the Fund or the Adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchases or sales of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchases or sales of a Security.

F.	“Affiliated Fund” means any fund for which Adviser serves as investment adviser or subadviser (including the Fund) or any fund whose investment adviser or principal underwriter controls Adviser, is controlled by Adviser, or is under common control with Adviser.

G.	“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

H.	A Security is “being considered for purchase or sale” when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

I.	“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. As a general matter, “beneficial ownership” will be attributed to an Access Person in all instances where the person (i) possesses the ability to purchase or sell the Security (or the ability to direct the disposition of the Security); (ii) possesses the voting power (including the power to vote or to direct the voting) over such Security; or (iii) receives any benefits substantially equivalent to those of ownership. Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

(i)	securities held in the person’s own name;

(ii)	securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

(iii)	securities held by a bank or broker as a nominee or custodian on such person’s behalf or pledged as collateral for a loan;

(iv)	securities held by members of the person’s immediate family sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

(v)	securities held by a relative not residing in the person’s home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

(vi)	securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person’s immediate family);

(vii)	securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

(viii)	securities held by a trust if such person is a settler or grantor of the trust and reserves the right to revoke the trust without the consent of another person, unless the settler or grantor does not exercise or share investment control over the securities;

(ix)	securities held by a general partnership or limited partnership in which the person is a general partner; and

(x)	securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

J.	“Chief Compliance Officer” means the individual with compliance responsibilities as designated as such by the Board of Managers of the Adviser.

K.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act. As a general matter, “control” means the power to exercise a controlling influence. The “power to exercise a controlling influence” is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power. Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of any entity shall be presumed to control such entity.

L.	“Disinterested trustee” means a trustee of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Act.

M.	“Fund” means the Trust for Professional Managers.

N.	“Limited offering” means an offering that is exempt from registration under Section 4(2) or 4(6) of the Securities Act of 1933, as amended, or pursuant to Rule 504, 505 or 506 under such act.

O.	“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

P.	“Security” shall have the meaning set forth in Section 2(a)(36) of the Act and shall include: common stocks, preferred stocks, debt securities; options on and warrants to purchase common stocks, preferred stocks or debt securities; trust certificates, depository receipts (including ADRs) or other certificates of interest or participation in any securities; shares of Affiliated Funds, shares of closed-end investment companies, futures, commodities and Related Securities. “Related Securities” are instruments and securities that are related to, but not the same as, a security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security. The term “Security” also includes private investments, including oil and gas ventures, real estate syndicates and other investments which are not publicly traded. It shall not include direct obligations of the government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; shares of registered open-end investment companies (mutual funds) other than Affiliated Funds; and shares issued by unit investment trusts that are invested exclusively in open-end funds, none of which are Affiliated Funds.

Q.	“Supervised person” means any officer, director (or other person occupying a similar status or performing similar functions), or employees of Adviser, or other person who provides investment advice on behalf of Adviser and is subject to the supervision and control of Adviser.

II.    GENERAL FIDUCIARY PRINCIPLES

In addition to the specific principles enunciated in this Code of Ethics (the “Code of Ethics”), all Access Persons shall be governed by applicable federal and state securities laws and the following general fiduciary principles:

A.	The duty at all times to place the interests of Fund shareholders and Advisory Clients above all others;

B.	The requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

C.	The fundamental standard that no Access Person should take inappropriate advantage of their position with the Fund or the Adviser.

III.         PROHIBITED ACTIVITIES - DISINTERESTED TRUSTEES

No disinterested trustee shall purchase or sell a Security if such disinterested trustee knew or, in the ordinary course fulfilling his or her official duties as a trustee, should have known that, during the 15-day period immediately before or after the date of the transaction by the disinterested trustee, such Security was: (i) purchased or sold by the Fund or the Adviser on behalf of its clients; or (ii) being considered by the Fund or the Adviser on behalf of its clients for purchase or sale.

IV.       PROHIBITED ACTIVITIES - ALL OTHERS

A.	No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and (i) which he or she knows or should have known, during the 15-day period immediately before the Access Person’s transaction, the Adviser purchased or sold on behalf of the Fund or an Advisory Client; or (ii) which to his or her actual knowledge, at the time of such purchase or sale, is being considered for purchase or sale or is being purchased or sold on behalf of the Fund or an Advisory Client. Exception: However, an Access Person may purchase or sell the same securities as the Fund or an Advisory Client; provided that the Access Person executes the purchase or sale of the Security either (i) at the same time as the Fund or Advisory Client purchases or sells the Security, respectively, for the same or worse price as that received by the Fund or Advisory Client, or (ii) after the Fund or Advisory Client completes its purchase or sale, respectively.

B.	No Access Person shall acquire any securities in an initial public offering or limited offering without prior approval from the Chief Compliance Officer. In determining whether approval should be granted, the Chief Compliance Officer should consider:

(i)	whether the investment opportunity should be reserved for Advisory Clients; and

(ii)	whether the opportunity is being offered to an individual by virtue of his or her position with the Fund or the Adviser.

The Adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons for at least five years after the end of the fiscal year in which the approval is granted. In the event approval is granted, the Access Person must disclose the investment when he or she plays a material role in the Adviser’s subsequent consideration of an investment in the issuer. In such circumstances, the Adviser’s decision to purchase securities of the issuer will be subject to an independent review by personnel with no personal interest in the issuer.

C.	No Access Person shall receive any gift or other thing of more than de minimis value (i.e., aggregate value of $100 or less per year) from any person or entity that does business with or on behalf of the Fund.

D.	No Access Person shall serve on the board of directors of a publicly traded company without prior authorization from the Chief Compliance Officer based upon a determination that the board service would not be inconsistent with the interests of the Adviser and its clients. In the event the board service is authorized, Access Persons serving as directors must be isolated from those making investment decisions regarding that company through a “Chinese wall.”

E.	The prohibitions of Section IV shall not apply to:

(i)	Purchases or sales of securities effected in any account over which the Access Person has no direct or indirect influence or control (e.g., a blind trust);

(ii)	Purchases or sales of securities which are part of an automatic investment plan; and

(iii)	Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

V.        PRECLEARANCE

Except for (i) transactions set forth in Section IV(E), (ii) transactions by any manager of the Adviser who is not also an officer or Advisory Person of the Adviser, and (iii) transactions by any disinterested trustee, advance clearance is required for all personal securities transactions. A form provided for advance clearance is attached hereto as Appendix 1. Clearance requests should be submitted in writing to the Chief Compliance Officer who may approve or disapprove such transactions on the grounds of compliance with this Code of Ethics or otherwise. Approval shall only be given when the person giving it has determined that the intended transaction does not fall within any of the prohibitions of this Code.

VI.       REPORTING - DISINTERESTED TRUSTEES

A disinterested trustee shall report quarterly to the Chief Compliance Officer even if such trustee has no securities transactions to report for the reporting period. Such report shall be in the form described in Section VII(A).

A disinterested trustee need only report a transaction in a Security if such trustee knew, or, in the ordinary course of fulfilling his or her official duties as a disinterested trustee, should have known that, during the 15-day period immediately before or after the date of the transaction by the disinterested trustee, such Security was: (i) purchased or sold by the Fund or the Adviser on behalf of its clients; or (ii) being considered by the Fund or the Adviser on behalf of its clients for purchase or sale.

VII.      REPORTING - ALL OTHERS

A.	Every Access Person shall deliver to the Chief Compliance Officer a “Quarterly Personal Securities Transaction Report” (see Appendix 2), containing the information described in Section VII(B) below, even if such Access Person has no personal securities transactions to report for the reporting period, not later than thirty (30) days after the end of each calendar quarter. An Access Person may satisfy the quarterly reporting requirements by attaching to the report broker trade confirmations or account statements that contain all of the required information or by arranging to have such confirmations and account statements sent directly to the Chief Compliance Officer.

B.	Every Access Person shall report the information described below with respect to the transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security. Every report shall contain the following information:

(i)	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares, and the principal amount of each Security involved;

(ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	The price of the Security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)	The date the Access Person submits the report.

C.	Every Access Person shall deliver to the Chief Compliance Officer an “Initial Personal Securities Holding Report” (see Appendix 3) containing all personal securities holdings within ten (10) days of such person’s commencement of employment (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person).

D.	Every Access Person shall deliver to the Chief Compliance Officer an “Annual Personal Securities Holding Report” (see Appendix 4) containing all personal securities holdings as of December 31st. Such annual report must be received by the Chief Compliance Officer no later than February 14th of each year.

E.	Every Access Person shall direct his or her brokers to provide to the Chief Compliance Officer, on a timely basis, duplicate copies of all personal securities transactions and copies of periodic statements for all securities accounts (see Appendix 5).

F.	The Chief Compliance Officer shall review all reports required to be submitted pursuant to this Code of Ethics to determine compliance with the personal trading restrictions in this Code of Ethics. The Chief Compliance Officer’s personal securities transactions shall be submitted to and reviewed by the Chief Executive Officer.

G.	Any report filed pursuant to this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

VIII.    EXEMPTIONS FROM REPORTING REQUIREMENTS

An Access Person is not required to submit:

A.	Any report with respect to securities held in accounts over which the Access Person has no direct or indirect influence or control (e.g., a blind trust); and

B.	A quarterly transaction report with respect to transactions effected pursuant to an automatic investment plan.

IX.       COMPLIANCE WITH THE CODE OF ETHICS

A.	The Chief Compliance Officer shall maintain a list of all Access Persons and shall (i) notify each Access Person of his/her reporting obligations under this Code of Ethics, and (ii) provide each Access Person with a copy of this Code of Ethics and any amendments.

B.	All Access Persons shall make certain certifications upon becoming an Access Person, using the form attached hereto as Appendix 6.

C.	All Access Persons shall make certain certifications annually, using the form attached hereto as Appendix 7.

D.	The Chief Compliance Officer shall prepare a quarterly report to the Board of Managers of the Adviser and the Board of Trustees of the Fund which shall:

(i)	Summarize existing procedures concerning personal investing if necessary;

(ii)	Identify any violations requiring remedial action during the past quarter; and

(iii)	Identify any recommended changes in existing restrictions or procedures based upon the Adviser’s experience under its Code of Ethics, evolving industry practices, or developments in laws or regulations.

The quarterly reports shall be summarized in an annual report to the Board of Trustees of the Fund, and shall include a certification from the Adviser stating that it has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

X.        INSIDER TRADING POLICY AND PROCEDURES

This Code of Ethics works in conjunction with the Adviser’s Policies and Procedures Concerning the Misuse of Material Non-Public Information (“Insider Trading Policies and Procedures”). Accordingly, Access Persons should familiarize themselves with the Insider Trading Policies and Procedures to ensure compliance with both sets of rules.

XI.       SANCTIONS

Supervised persons are required to promptly report any violation or suspected violation of this Code of Ethics to the Chief Compliance Officer. Upon discovering a violation of this Code of Ethics, the Chief Compliance Officer, the Board of Managers of the Adviser, or the Board of Trustees of the Fund may impose such sanctions as they deem appropriate, including, among other sanctions, a letter of censure or suspension, or termination of the employment of the violator. The Adviser’s Board of Managers and the Fund’s Board of Trustees will be promptly informed of any serious violations of this Code of Ethics.

XII.      RECORDKEEPING

A.	The Adviser shall maintain the following books and records relating to this Code of Ethics for the following time periods:

(i)	A record of each report made by Access Persons as required by Section VII of this Code of Ethics, including all broker confirmations and account statements submitted;

(ii)	A copy of the Code of Ethics that is in effect or was in effect at any time during the last five years;

(iii)	A record of (a) any violation of the Code of Ethics, and (b) any action taken as a result of such violation;

(iv)	A record of all written acknowledgements confirming receipt of the Code of Ethics or any amendments thereto for each person who is currently, or within the past five years was, an Access Person;

(v)	A record of the names of persons who are currently, or within the past five years were, Access Persons; and

(vi)	A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in an initial public offering or limited offering by Access Persons for at least five years after the end of the fiscal year in which the approval is granted.

B.	The books and records required under Sections XII(A)(i) and (iii) must be preserved for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record, the first two years at the Adviser’s principal place of business and the last three years in an easily accessible place (which may or may not be the Adviser’s principal place of business). The Adviser shall preserve the records required under Sections XII(A)(ii), (iv), (v) and (vi) for the periods indicated thereunder, the first two years at the Adviser’s principal place of business and the last three years in any easily accessible place (which may or may not be the Adviser’s principal place of business).

Appendix 1

THE APPLETON GROUP FUND, THE APPLETON GROUP PLUS FUND,
each a series of the Trust for Professional Managers
and
THE APPLETON GROUP, LLC
PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

Personal Trading Request (to be completed prior to any personal trade)

1.	Name:

2.	Position:

3.	Date of proposed transaction:

4.	Name of the issuer, dollar amount and number of securities proposed to be purchased or sold:

5.	Nature of the transaction (purchase or sale):

6.	Broker, dealer, or bank through which the transaction is to be executed:

7.	Are you or is a member of your immediate family an officer or director of the issuer of the securities or an affiliate of the issuer? ____ Yes ____ No

If yes, please describe:

8.	Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities:

9.	Are you aware of any material non-public information (insider information) regarding the Security or the issuer? ____ Yes ____ No

10.	Does this transaction involve a limited offering (i.e., private placement) or an initial public offering?
____ Yes ____ No

11.	Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any securities held or acquired by clients of the Adviser, that may be relevant to a determination as to the existence of a potential conflict of interest? ____ Yes ____ No

12.	Do you want an executed copy of this request for your files? ____ Yes ____ No

To the best of my knowledge and belief, the answers provided above are true and correct.

Signature: ____________________________

Date:       ____________________________

Approval or Denial of Personal Trading Request
[to be completed by the Chief Compliance Officer]

______    Approved. The proposed transaction appears to be consistent with the policies described in the Code of Ethics. Pre-clearance is granted from and including:
_______________________ through _____________________

______    Denied. The proposed transaction does not appear to be consistent with the policies described in the Code of Ethics and/or the conditions necessary for approval of the proposed transaction have not been satisfied. Pre-clearance is denied.

Signature:        __________________________

Printed Name: __________________________

Title:	__________________________

Date:	__________________________

Appendix 2

THE APPLETON GROUP FUND, THE APPLETON GROUP PLUS FUND,
each a series of the Trust for Professional Managers
and
THE APPLETON GROUP, LLC

QUARTERLY PERSONAL SECURITIES
TRANSACTION REPORT

THIS REPORT MUST BE SUBMITTED WITHIN 30 DAYS OF QUARTER END

Access Person Transaction Record for ________________________________________
                                                                                                                            (Name)

                      for calendar quarter ended ______________________________________
                                                                                                                              (Date)

I AM REPORTING BELOW ALL TRANSACTIONS REQUIRED TO BE REPORTED FOR THE QUARTER PURSUANT TO THE CODE OF ETHICS:

                                                                                ____________________________________                          _________________________________________
                                                            (Date)                                                                (Access Person’s Signature)

TRANSACTION REPORTING

Check if applicable:	(a)	☐	I had no reportable transactions during this reporting period.
(b)	☐	All transactions required to be reported have been provided to the Chief Compliance Officer through duplicate confirmations and statements or are indicated below.
(c)	☐	The reporting of any transaction below shall not be construed as an admission that I have any direct or indirect beneficial ownership in the subject Security.

[Remainder of page intentionally left blank.]

TRANSACTIONS

Date	Title of Security	Ticker/ CUSIP	Interest Rate/ Maturity Date	Number of Securities	Principal Amount of Securities	Purchase/ Sale/Other	Price	Broker Name

Appendix 3

THE APPLETON GROUP FUND, THE APPLETON GROUP PLUS FUND,
each a series of the Trust for Professional Managers
and
THE APPLETON GROUP, LLC

PERSONAL SECURITIES HOLDINGS - INITIAL

In accordance with Section VII(C) of the Code of Ethics, please provide a list of all securities in which you have beneficial ownership as of ______________________________ by completing items 1. and 2. below.

1. Please provide a list of each applicable account as indicated below:

Name on Account                                              Location of Account                             Account Number

__________________________    ____________________    _______________________

__________________________    ____________________    _______________________

__________________________    ____________________    _______________________

__________________________    ____________________    _______________________

__________________________    ____________________    _______________________

__________________________    ____________________    _______________________

__________________________    ____________________    _______________________

__________________________    ____________________    _______________________

__________________________    ____________________    _______________________

2. For each account listed above, attach the account statement listing all securities held in that account as of __________________________________.

I certify that this form and the attached statements include all of the securities in which I have a direct or indirect beneficial interest.

                                                                                                       ______________________________
                                                                                                       Access Person Signature

Dated:____________________________                                     ______________________________
                                                                                                       Print Name

This report must be submitted to the Chief Compliance Officer no later than 10 days after the filer becomes an Access Person, and the information must be current as of a date no more than 45 days before the date the filer becomes an Access Person.

Appendix 4

THE APPLETON GROUP FUND, THE APPLETON GROUP PLUS FUND,
each a series of the Trust for Professional Managers
and
THE APPLETON GROUP, LLC

ANNUAL
PERSONAL SECURITIES HOLDINGS REPORT

In accordance with Section VII(D) of the Code of Ethics, please provide the following information:

(1)	Provide the following information with respect to all securities in which you had a direct or indirect beneficial interest as of December 31st of the prior year:

	Title and Type of Security	Ticker/ CUSIP	Number of Securities	Principal Amount of Securities	Broker Name
1.	__________________	__________	__________	______________	___________________
2.	__________________	__________	__________	______________	___________________
3.	__________________	__________	__________	______________	___________________
4.	__________________	__________	__________	______________	___________________
5.	__________________	__________	__________	______________	___________________
(Attach additional sheet if necessary)

Alternatively, you may attach copies of account statements which provide the foregoing information.

(2)	If your beneficial interest in any of the aforementioned securities is indirect, please provide the name of the direct owner and describe your relationship with such person:

(3)	Provide the name of any broker, dealer or bank with whom an account is maintained in which any of the aforementioned securities are held for your direct or indirect benefit (including the name and telephone number of a contact person):

(4)       Provide account number(s):

I certify that this form and the attached statements (if any) constitute all of the securities in which I have a beneficial interest as of December 31st of the prior year.
                                                                                                               _________________________________________
                                                                                   Access Person Signature

Dated:___________________________                               ________________________________
                                                                                                                               Print Name

This report must be submitted annually to the Chief Compliance Officer no later than February 14 of each year, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

Appendix 5

THE APPLETON GROUP FUND, THE APPLETON GROUP PLUS FUND,
each a series of the Trust for Professional Managers
and
THE APPLETON GROUP, LLC

FORM OF LETTER TO BROKER, DEALER OR BANK

  <Date>
<Broker Name and Address>

Subject:    Account #

Dear ______________:

The Appleton Group, LLC, my employer, is a registered investment adviser. You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to the Appleton Group, LLC. Please address the confirmations and statements directly to:

Chief Compliance Officer
The Appleton Group, LLC
100 West Lawrence Street
Appleton, Wisconsin 54911

Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Mark Scheffler of the Appleton Group at (920) 993-7727.

                                         Sincerely,

cc:       Mark Scheffler

Appendix 6

THE APPLETON GROUP FUND, THE APPLETON GROUP PLUS FUND,
each a series of the Trust for Professional Managers
and
THE APPLETON GROUP, LLC

ACKNOWLEDGMENT OF RECEIPT OF
AMENDED AND RESTATED CODE OF ETHICS

I acknowledge that I have received the Code of Ethics dated as of April, 2005 (the “Code of Ethics”), and represent:

1.    In accordance with Section VII of the Code of Ethics, I will report all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under the Code of Ethics.

2.    I will comply with the Code of Ethics in all other respects.

_________________________________
Access Person Signature

__________________________________
Print Name

Dated:____________________

Appendix 7

THE APPLETON GROUP FUND, THE APPLETON GROUP PLUS FUND,
each a series of the Trust for Professional Managers
and
THE APPLETON GROUP, LLC

ANNUAL CERTIFICATION OF COMPLIANCE WITH
THE CODE OF ETHICS

I certify that during the past year:

1.    In accordance with Section VII of the Code of Ethics (the “Code of Ethics”), I have reported all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under the Code of Ethics.

2.    I have complied with the Code of Ethics in all other respects.

3.    I have read and understand the Code of Ethics and recognize that I am subject to the Code of Ethics.

_________________________________
Access Person Signature

__________________________________
Print Name

Dated:____________________